Exhibit 99.1

200 Crossing Boulevard, Bridgewater, NJ 08807

Synchronoss Technologies Announces First Quarter 2020 Results
BRIDGEWATER, NJ - May 11, 2020 - Synchronoss Technologies Inc. (NASDAQ: SNCR), a global leader and innovator in cloud, messaging, digital and IoT platforms and products, today announced financial results for its first quarter ended March 31, 2020.

Financial quarter highlights:

•Revenue for the quarter was $77.1 million.
•GAAP net loss for the quarter was $12.0 million.
•Synchronoss delivered $1.8 million of adjusted EBITDA for the quarter.
•Total costs and expenses were down 12.9 percent in the first quarter.
•Synchronoss ended the quarter with $30.9 million of cash on the balance sheet.

	Three Months Ended March 31,
$000s	2020	2019	% Change
Revenues	$77,122	$88,105	(12.5)%
Net Loss Attributable to Synchronoss	$(11,990)	$(27,587)	56.5%
Non-GAAP Net Income (Loss) From Cont. Ops. Attributable to Synchronoss	$2,614	$(14,669)	117.8%
Adjusted EBITDA	$1,758	$6,630	(73.5)%

Glenn Lurie, president and chief executive officer, stated “The strong foundation of long-term recurring revenue business that we have built with blue chip customers, and the new business wins that we added to our revenue base in 2019 and early 2020, enabled Synchronoss to deliver a solid first quarter. Synchronoss and our customers provide services and infrastructure that enable people to stay connected, which is especially important in the current environment of stay-at-home orders and social distancing.”

Mr. Lurie added, “The first quarter of 2020 was an incredible test for Synchronoss on our ability to rise above the global health and economic crisis caused by COVID-19. In response to the pandemic, we acted swiftly to adjust our daily business practices and protect our employees. Over the course of a few days in March, our company shifted to a predominantly work-from-home virtual model and found new ways to work with and serve our customers and prospects. Our team quickly adapted and launched three new cloud customers including AT&T, TracFone, and Assurant; advanced our U.S. Advanced Messaging initiative with AT&T, Sprint, T-Mobile, and Verizon; and continued the strong momentum in our Digital and IoT platforms around the world. I am incredibly proud of the hard work and continued sense of purpose and determination of the Synchronoss team.”

Aggressive Cost Cutting and Cash Preservation Actions Taken

In light of the uncertain economic environment caused by COVID-19, Synchronoss took additional action to reduce operating expenses. These additional actions are expected to reduce annual expenses by over $40 million and to deliver in-year 2020 savings of approximately $30 million. These actions are in addition to the previously announced $15 million of expense savings initiatives operationalized by Synchronoss for 2020. Accordingly, total expense savings initiatives implemented by Synchronoss in 2020 are expected to deliver approximately $55 million of annualized operating expense reductions, of which approximately $45 million are expected to be realized in 2020. Steps taken include our executive team agreeing to take reductions in their base salary, workforce and contractor reductions, renegotiation of contracts with vendors and suppliers, facilities rationalizations, and merit increase and bonus deferrals, among others.

David Clark, chief financial officer, added, “We believe our high percentage of recurring revenue from our customers in the essential telecommunications, media, and technology industries will enable Synchronoss to weather the impact of COVID-19 on the economy. While our first quarter results were solid, and exceeded our internal plan, we felt it necessary to take action in these unprecedented times to shore up our cash and further reduce expenses. We believe these actions are prudent, long-term strategic adjustments that put Synchronoss in an increased position of strength once COVID-19 related uncertainties subside in the marketplace. We also believe these actions will enable us to significantly improve the earnings leverage of the company in 2020, preserve healthy balance sheet liquidity, and deliver on our EBITDA goals, even in the event of an impact on revenue due to COVID-19.”

Mr. Clark continued, “We ended the quarter with $31 million of cash, and our liquidity has since grown to $41 million presently. We have developed our internal financial plans to maximize liquidity throughout the year, and we believe we have sufficient liquidity for the foreseeable future.”

2020 Guidance

Given ongoing COVID-19-related economic uncertainties, and potential impact on our customers, Synchronoss is withdrawing revenue guidance for the balance of the year. However, in light of our strong foundation of recurring revenue and the cost cutting actions mentioned above, the company reaffirms Adjusted EBITDA guidance for the year of $25-$35 million.

New Business Update

New customer agreements and partnerships that the company has completed since the last earnings announcement include:

•AT&T Mobility has launched the Synchronoss Personal Cloud solution for its wireless customers on its first set of brands. The Synchronoss Personal Cloud solution will fully integrate into a suite of AT&T services, leveraging the cloud to vastly improve the subscriber’s overall experience. It will also give AT&T the ability to provide and monetize new value-added services to its wireless customers. Additional AT&T brands will be launched later in 2020.
•Tracfone has launched the Synchronoss Personal Cloud solution on its first sets of brands, and we are executing on plans to launch on additional brands later in 2020.
•Synchronoss’ Personal Cloud Solution has been fully integrated with Pocket Geek by Assurant to provide an enhanced device and content protection solution for a leading North American MVNO and a major carrier in Europe.
•Several new agreements have been booked with CCMI related to expansion and enhancements of the RCS-based Advanced Messaging offering. We continue to believe the RCS-based advanced messaging service will be launched by the CCMI joint venture in 2020.
•In Japan, +Message subscriber growth continues to outpace expectations beyond the 15 million subscribers announced in December. We recently booked another contract for additional license purchases by one of the operators and expect more in 2020.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures."

Conference Call Details

Synchronoss will host a conference call on Monday, May 11, 2020, at 8:00 a.m. (ET) to discuss the company’s financial results. To access this call, dial 1-201-493-6784. Additionally, a live web cast of the conference call will be available on the Investor Relations page on the company’s web site at www.synchronoss.com.

Following the conference call, a replay will be available for a limited time at 1-412-317-6671. The replay pass code is 13702908. An archived web cast of this conference call will also be available on the Investor Relations page of the company’s web site, www.synchronoss.com.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, gross profit, operating income (loss), net income (loss), effective tax rate, earnings (loss) per share and cash flows from operating activities. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back fair value stock-based compensation expense, acquisition-related costs which includes integration costs, restructuring and cease-use lease expense, deferred compensation expense related to earn outs and amortization of intangibles associated with acquisitions as well as certain non-recurring adjustments.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Synchronoss Technologies, Inc.

Synchronoss transforms the way companies create new revenue, reduce costs and delight their subscribers with cloud, messaging, digital and IoT products, supporting hundreds of millions of subscribers across the globe. Synchronoss’ secure, scalable and groundbreaking new technologies, trusted partnerships, and talented people change the way TMT customers grow their businesses. For more information, visit us at www.synchronoss.com.

Forward-looking Statements

This press release includes statements concerning Synchronoss and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “believes,” “potential” or “continue” or other similar expressions are intended to identify forward-looking statements. Synchronoss has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks relating to the Company’s ability to sustain or increase revenue from its larger customers and generate revenue from new customers, the Company’s expectations regarding expenses and revenue, the sufficiency of the Company’s cash resources and its ability to satisfy or refinance its existing debt obligations, the Company’s growth strategies, the anticipated trends and challenges in the business and the market in which the Company operates, the Company’s expectations regarding federal, state and foreign regulatory requirements, the pending lawsuits against the Company described in its most recent SEC filings, and other risks and factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which is on file with the SEC and available on the SEC’s website at www.sec.gov. The company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Contact:

Investors:
Joe Crivelli
Vice President, Investor Relations
908-566-3131
investor@synchronoss.com

Media:
CCgroup
US: Diane Rose, +1 727-238-7567 or International: Anais Merlin, +44 20 3824 9219
synchronoss@ccgrouppr.com

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (In thousands)

	March 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$30,906	$39,001
Accounts receivable, net	60,817	65,863
Operating lease right-of-use assets	52,576	53,965
Goodwill	219,825	222,969
Other Assets	148,670	150,225
Total assets	512,794	532,023

Liabilities and stockholders’ equity
Accounts Payable and Accrued expenses	$83,411	$87,538
Debt, current	10,000	—
Deferred revenues	67,088	87,799
Operating lease liabilities, non-current	59,085	60,976
Other liabilities	18,811	18,768
Preferred Stock	209,488	200,865
Stockholders’ equity	64,911	76,077
Total liabilities and stockholders’ equity	$512,794	$532,023

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2020	2019

Net revenues	$77,122	$88,105
Costs and expenses:
Cost of revenues	35,471	38,953
Research and development	19,788	19,681
Selling, general and administrative	26,344	29,246
Restructuring charges	1,450	421
Depreciation and amortization	11,356	20,143
Total costs and expenses	94,409	108,444
Loss from continuing operations	(17,287)	(20,339)
Interest income	58	189
Interest expense	(245)	(585)
Gain (loss) on extinguishment of debt	—	387
Other Income	1,692	463
Equity method investment loss	—	(1,243)
Loss from continuing operations, before taxes	(15,782)	(21,128)
Benefit for income taxes	12,432	1,391
Net loss from continuing operations	(3,350)	(19,737)
Net loss from discontinued operations, net of tax**	—	—
Net loss	(3,350)	(19,737)
Net loss attributable to redeemable noncontrolling interests	(17)	(313)
Preferred stock dividend	(8,623)	(7,537)
Net loss attributable to Synchronoss	$(11,990)	$(27,587)

Earnings per share
Basic	$(0.29)	$(0.68)
Diluted	$(0.29)	$(0.68)

Weighted-average common shares outstanding:
Basic	41,483	40,320
Diluted	41,483	40,320

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Three Months Ended March 31,
	2020	2019

Net loss continuing operations	$(3,350)	$(19,737)

Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash items	14,690	26,148
Changes in operating assets and liabilities:	(26,356)	(12,095)
Net cash used in operating activities	(15,016)	(5,684)
Investing activities:
Purchases of fixed assets	(249)	(2,627)
Purchases of intangible assets and capitalized software	(4,428)	(2,704)
Other investing activities	1,854	14,929
Net cash provided by (used in) investing activities	(2,823)	9,598
Net cash provided by (used in) financing activities	9,996	(23,461)
Effect of exchange rate changes on cash	(252)	(19)
Net decrease in cash and cash equivalents	(8,095)	(19,566)

Cash, restricted cash and cash equivalents, beginning of period	39,001	109,860
Cash, restricted cash and cash equivalents, end of period	$30,906	$90,294

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended Mar 31,
	2020	2019
Non-GAAP financial measures and reconciliation:
GAAP Revenue	$77,122	$88,105
Less: Cost of revenues	35,471	38,953
Gross Profit	41,651	49,152
Add / (Less):
Stock-based compensation expense	752	686
Adjusted Gross Profit	$42,403	$49,838
Adjusted Gross Margin	55.0%	56.6%

Net loss from continuing operations attributable to Synchronoss	(11,990)	(27,587)
Add / (Less):
Stock-based compensation expense	5,169	5,554
Acquisition costs	—	(188)
Restructuring and cease-use lease expense	1,449	740
Amortization expense	6,915	6,129
One-Time Expenses due to Restatement, etc.	1,071	720
Non-GAAP Expenses attributable to Non-Controlling Interest	—	(37)
Non-GAAP Net Income (loss) from continuing operations attributable to Synchronoss	$2,614	$(14,669)

Diluted Non-GAAP Net loss from continuing operations per share	$0.06	$(0.36)

Weighted shares outstanding - Basic	41,483	40,320

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Dec 31, 2019	Mar 31, 2020

Net (loss) income attributable to Synchronoss	$(27,587)	$(25,030)	$(69,432)	$(14,678)	$(11,990)
Add / (Less):
Stock-based compensation expense	5,554	5,474	6,000	5,222	5,169
Acquisition costs	(188)	(42)	—	—	—
Restructuring and cease-use lease expense	740	474	6,215	17	1,449
Integration	—	—	—	—	—
Cumulative adjustment to STI receivable			26,044	—	—
Net change in contingent consideration obligation	—	—	—	—	—
One-Time Expenses due to Restatement, etc.	720	782	4	1,320	1,071
Net income from discontinued operations, net of taxes	—	—	—	—	—
Depreciation and amortization	20,143	20,269	18,508	18,116	11,356
Interest income	(189)	(299)	(228)	(542)	(58)
Interest Expense	585	463	203	104	245
Gain on Extinguishment of debt	(387)	(430)	(5)	—	—
Other (Income) expense, net	(463)	24	422	(7,372)	(1,692)
Equity method investment loss	1,243	376	—	—	—
Provision (benefit) for income taxes	(1,391)	(1,844)	9,849	(4,439)	(12,432)
Net (loss) income attributable to noncontrolling interests	313	593	25	194	17
Preferred dividend	7,537	7,859	8,194	8,544	8,623
Reclassification of expenses	—	—	—	—	—
Adjusted EBITDA (non-GAAP)	$6,630	$8,669	$5,799	$6,486	$1,758

	Three Months Ended Mar 31,
	2020	2019
Net Cash (used in) provided by operating activities	$(15,016)	$(5,684)
Add / (Less):
Capitalized software	(4,428)	(2,704)
Property and equipment	(249)	(2,627)
Free Cashflow	$(19,693)	$(11,015)
Add: One-Time Expenses due to Restatement, etc.	1,071	720
Adjusted Free Cashflow	$(18,621)	$(10,295)